UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 000-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SOTK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07: Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Company’s annual meeting of shareholders held on August 24, 2023:

1.	The shareholders elected, by a plurality of the votes cast, four nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2025 and until their successors are duly elected and qualified.

Nominee	For	Against	Broker Non-Votes
Dr. Christopher L. Coccio	6,567,358	307,662	5,399,377

Dr. Joseph Riemer	5,300,886	1,574,134	5,399,377

R. Stephen Harshbarger	6,623,449	251,571	5,399,377

Philip Strasburg	5,317,489	1,557,531	5,399,377

Eric Haskell, Dr. Donald F. Mowbray and Carol O’Donnell, who were not standing for re-election, continued to serve as Directors following the annual meeting.

2.	The shareholders ratified by the affirmative vote of the majority of the votes cast on the proposal, the appointment of Marcum, LLP, as the Company’s independent auditors for the fiscal year ending February 29, 2024.

For: 12,175,584

Against: 95,894

Abstained: 2,919

There were not broker non-votes

3.	The shareholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

For: 6,364,295

Against: 369,088

Abstained: 141,637

Broker Non-Votes: 5,399,377

4.	The shareholders ratified by the affirmative vote of the majority of the votes cast on the proposal, the approval of the Company’s 2023 Stock Incentive Plan.

For: 6,132,376

Against: 615,335

Abstained: 127,309

Broker Non-Votes: 5,399,377

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

Stephen J. Bagley

Chief Financial Officer

August 25, 2023